UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 2, 2012

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

As previously disclosed, on October 18, 2012, Westinghouse Solar, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) relating to the sale and issuance of up to 1,245 shares of the Company’s Series C 8% Convertible Preferred Stock (“Series C Preferred”) at a price per share equal to the stated value, which is $1,000.00 per share (the “Stated Value”), for aggregate proceeds of up to $1,245,000.  At the initial closing, the Company sold and issued 750 shares of Series C Preferred, for initial aggregate proceeds of $750,000.

On November 2, 2012, the Company provided to the Purchasers a draw down notice under the Purchase Agreement. As a result of the draw down, the Company will sell an aggregate of 350 additional shares of its Series C Preferred to the Purchasers for aggregate proceeds of $350,000.  Based on the closing price of the Company’s common stock as reported on the OTCQB Marketplace ("OTCQB") on November 2, 2012 (which was $0.08 per share), the 350 shares of Series C Preferred to be issued pursuant to the draw down would be convertible into 4,375,000 shares of the Company’s common stock.  Further remaining draw downs under the Purchase Agreement are limited to an aggregate amount of $145,000, subject to the limitation on the aggregate value of securities issuable in a rolling 12 month period under the Company’s Form S-3 registration statement.

As a result of the November 2, 2012 draw down notice, pursuant to the terms of the outstanding Series B 4% Convertible Preferred Stock (the “Series B Preferred”), the conversion price of the Series B Preferred will be reduced from $0.155 per share of common stock to become equal to $0.08, and the conversion price of the Series C Preferred issued under the initial closing will be reduce from $0.155 per share of common stock to become equal to $0.08. There are currently 2,262.69 shares of Series B Preferred that remain outstanding. With the November 2, 2012 draw down, and after recent conversions of a total of 140 shares of Series C Preferred (which converted into 1,750,000 common shares), there are 960 shares of Series C Preferred that remain outstanding. After adjustment to the conversion prices as a result of the November 2nd draw down, the outstanding Series B Preferred and Series C Preferred would be convertible into 25,455,218 shares and 12,000,000 shares, respectively, of the Company’s common stock.

The foregoing is not a complete summary of the terms of this offering.  The description of the Purchase Agreement and the Certificate of Designation to create the Series C Preferred contained in the Company’s Current Report on Form 8-K filed with the Commission on October 19, 2012 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 8, 2012

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Interim Chief Executive Officer